AGREEMENT


STATE OF GEORGIA

COUNTY OF COBB


     WHEREAS, Efficiency Lodge, Inc. (hereinafter "Efficiency")

is a corporation organized under the laws of the State of

Georgia; and

     WHEREAS, Town Center Lodge, Inc. (hereinafter "Town Center")

is the owner of a lodge located in Cobb County in the State of

Georgia; and

     WHEREAS, Efficiency is desirous of purchasing from Town

Center under the terms and conditions of this Agreement the

property known as Town Center Lodge, Inc.; and

     WHEREAS, Town Center is desirous of selling to Efficiency;

and

     WHEREAS, the parties are desirous of committing to writing their understanding of the transaction,

     BE IT THEREFORE AGREED between the parties in consideration of the transfer and payments which are set forth in this

Agreement and in further consideration of Ten Dollars ($10.00)

paid by Efficiency to Town Center, the receipt and sufficiency of which are acknowledged, Efficiency agrees to acquire and Town

Center agrees to sell a parcel of property which is described in this Agreement on the following terms and conditions:

     1.   Property.  Efficiency agrees to acquire by purchase the
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property known as Town Center Lodge, Inc.  A legal description of the said property is attached hereto and incorporated by

reference herein.  Included in this sale shall be all furniture,

fixtures and equipment of Town Center.

     2.   Payment.  Efficiency shall pay to Town Center the sum
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
of $3 million ($3,000,000) for the property, furniture, fixtures and equipment described above.  Said sum shall be paid in cash at closing.

     3.   Warranties of Seller.  The seller warrants that the
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property is free and clear of any encumbrance or that the said encumbrance shall be paid at the closing of the transaction,

which is contemplated by this Agreement.  All taxes and

assessments shall be prorated as of the date of closing.

     4.   Conditions of Closing.  This transaction is contingent
          ---------------------
upon the closing of the finance agreement with Bell Gravia

Capital or Morgan Stanley.

     5.   Closing.  The closing of this transaction shall occur
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on or before January 31, 1998.  Unless the parties agree to some other time and place, the closing shall take place at the offices of Barnes, Browning, Tanskley & Casurella, 166 Anderson Street,

Suite 225, Marietta, GA  30060 at three o'clock p.m. on said date.

     6.   Time.  Time is of the essence of this Agreement.
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     7.   Entire Agreement.  This Agreement is the entire
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understanding between the parties concerning the acquisition of the property which is described herein and no oral understanding,

either prior to or contemporaneous with or subsequent to this transaction, shall be effective unless the same shall be in

writing signed by all parties to be charged.  All prior

understandings and discussions regarding this transaction are merged into this document.

     8.   Choice of Law.  This Agreement is made in the State of
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Georgia and shall be governed by the laws of said State.




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
     AGREED this 29th day of September, 1997.


                                        EFFICIENCY LODGE, INC.

---------------------------------       By:  /s/ W. Ray Barnes
Witness                                      Its President


Sworn to and subscribed before
me this 29th day of September
1997

-------------------------------
Notary Public



--------------------------------        By:  /s/ Roy E. Barnes
Witness                                      Its Secretary

Sworn to and subscribed before
me this 29th day of September
1997

-------------------------------
Notary Public



                                        TOWN CENTER LODGE, INC.


------------------------------          By:  /s/ Larry V. Watts
Witness                                      Its President

Sworn to and subscribed before
me this 29th day of September
1997

-----------------------------
Notary Public